Exhibit 99.1

Calix Announces Its New Global Headquarters Location in Silicon Valley, the Innovation Capital of the World

The move to San Jose, California, marks an important milestone in the transformation of Calix into a communications cloud and software platform company

SAN JOSE, CA – September 5, 2018 – Calix, Inc. (NYSE: CALX) today announced the relocation of its global headquarters to San Jose, California. Located in the heart of Silicon Valley, the new Calix headquarters will be an important catalyst for the company’s growth and innovation.
Over the last five years Calix has transformed into a provider of revolutionary communications software platforms. Calix Cloud, EXOS, AXOS, and Calix Services - empower communications service providers to build new business models, rapidly deploy new services, and make the promise of the smart home and business a reality. The brand-new facility will include a state-of-the-art briefing center for customers and partners. It will also include technology demonstration space and a world-class video production studio that will enable the Calix team to showcase the latest platform solutions. In addition, Calix employees will benefit from an open and collaborative workspace, allowing teams to easily engage and drive innovation at a DevOps pace.
“Calix was founded in 1999 as a telecom systems company and our roots are in Petaluma, California, historically known as Telecom Valley. Our Headquarters location in Petaluma helped Calix establish a leading position in the broadband access market,” said Carl Russo, Calix President and CEO. “Now as a communications platform provider our mission is to connect everyone and everything. The entire Calix team is relentlessly focused on innovating to help our customers succeed by building the cloud and software platforms, systems, and services required to deliver the next generation network and the smart premises of tomorrow. Relocating to the heart of Silicon Valley is an important next step in our efforts to expand our team to deliver on this mission.”
Located at 2777 Orchard Parkway, the new Calix headquarters will feature 65,000 square feet of office space spread across two floors. Room enough for more than 300 employees from all functions in the business.
San Jose Mayor Sam Liccardo joined Carl Russo in hosting the ribbon-cutting ceremony for the new headquarters location. “I warmly welcome Calix to San Jose and thank Carl Russo and his team for their investments in our city,” said Mayor Sam Liccardo. “Calix joins a growing number of innovative companies choosing to make their home in North San Jose, where they will find enormous opportunity to access talent, a top-tier customer base, and room to scale in the years to come.”
About Calix
Calix, Inc. (NYSE: CALX) – Innovative communications service providers rely on Calix platforms to help them master and monetize the complex infrastructure between their subscribers and the cloud. Calix is the leading global provider of the cloud and software platforms, systems, and services required to deliver the unified access network and smart premises of tomorrow. Our platforms and services help our customers build next generation networks by embracing a DevOps operating model, optimize the subscriber experience by leveraging big data analytics and turn the complexity of the smart home and business into new revenue streams.
This press release may contain forward-looking statements that are based upon management's current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting Calix’s business. The reader is cautioned not to rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix's results and other risks and uncertainties are detailed in its quarterly reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC and available at www.sec.gov.

Press Inquiries:
Neila Matheny
707-766-3512
Neila.matheny@calix.com